UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2007

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey 07015
(Address of principal executive offices)  (Zip Code)

(973) 778-1300
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

On March 15, 2007, Linens Holding Co. (“Linens”) announced its consolidated financial results for the fiscal fourth quarter and fiscal year ended December 30, 2006.  The press release included a reference to “net loss,” which should have been “net earnings.” Specifically, in the fifth paragraph of the press release, Linens referred to “The net loss for the fourth quarter of 2005 is after an impairment charge of $4.1 million, net of associated income tax benefits of $1.5 million.” The sentence should have read, “The net earnings for the fourth quarter of 2005 is after an impairment charge of $4.1 million, net of an associated income tax benefit of $1.5 million.”  The error was a clerical oversight by Linens and does not affect its financial results as reported in the original press release.

Subsequently on March 15, 2007, Linens issued a correcting press release, which restated the original press release, with the correction noted above, in its entirety.  A copy of the correcting press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                Financial Statements and Exhibits.

(d)                         Exhibits.

99.1        Press Release of Linens Holding Co. dated March 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2007

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Registrants)

By:	/s/ FRANCIS M. ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.            Description

99.1                           Press Release of Linens Holding Co. dated March 15, 2007.